Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amendment No. 1 to the Registration Statement on Form S-4 of our report dated July 10, 2023, relating to the financial statements of Trump Media & Technology Group Corp. for the years ended December 31, 2022 and 2021, and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

November 13, 2023